                                                                   Exhibit 10.44

                   REVOLVING LINE-OF-CREDIT PROMISSORY NOTE
                   ----------------------------------------

DATE:   As of August 1, 1997.

PROMISE TO PAY:   Borrower, for value received, promises to pay to the order of
Lender the principal amount of, and all interest accruing under, this note in accordance with the provisions of this note.

PRINCIPAL AMOUNT: Up to One Million Three Hundred Thousand and No/100th Dollars ($1,300,000.00).

LENDER:   SouthTrust Bank, National Association, a national banking association, and its successors and assigns.

BORROWER: La-Man Corporation, a Nevada corporation.

GUARANTORS: Don Bell Industries, Inc., a Florida corporation; Don Bell Industries of Nevada, Inc., a Nevada corporation; Nevada SEMCO, Inc., a Nevada corporation; J. M. Stewart, Corporation, a Florida corporation; J. M. Stewart Industries, Inc., a Florida corporation; Certified Maintenance Service, Inc., a Florida corporation; and Vision Trust Marketing, Inc., a Florida corporation; all jointly and severally.

INTEREST:   Interest shall accrue under this note on the unpaid principal balance at a per annum rate equal to, and shall be adjusted daily as necessary to equal, the base rate of SouthTrust Bank, National Association (the "Lender"), in effect from time to time, as determined in the sole discretion of the Lender, plus 100 basis points (1.00%). The base rate is not necessarily the lowest rate charged by the Lender. The base rate is the fluctuating rate of interest established by the Lender from time to time as an index or rate which may or may not at any time be the best or lowest rate charged by the Lender on any loan. Any interest rate based on a fluctuating index or base rate will, unless otherwise provided, change each time and as of the date that the index or base rate changes. The base rate as defined herein on the date of this note is 8.50% and the interest rate applicable to this note as of the effective date of this note is 9.50% per annum.

COMPUTATION OF INTEREST: Interest will be computed on the balance of principal remaining unpaid from time to time on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be.

REVOLVING NOTE: This is a revolving note evidencing the borrowings up to the principal sum shown above, but notwithstanding such expression, the actual indebtedness from time to time evidenced hereby shall be the sum of all advances by the Lender to the Borrower hereunder, less the aggregate amount of all principal payments made under this revolving note by the Borrower to the Lender, it being the intent hereof and the purpose of this revolving note to provide a revolving line of credit which the Borrower may draw against and which the Lender will advance

                                                                   Exhibit 10.44

from time to time and which the Borrower may repay in whole or in part from time to time and again draw against, provided that the principal amount outstanding under this revolving note shall not at any time exceed the principal sum shown above.

PRINCIPAL DISBURSEMENTS / MAINTENANCE OF LOAN-TO-VALUE PERCENTAGES: The Borrower agrees that the disbursement of principal under this note, and the outstanding principal balance existing from time-to-time hereunder, are conditioned upon the maintenance of certain values relating to the Borrower's Collateral (the capitalized terms "Collateral", "Accounts Receivable", and "Inventory" used in this paragraph and its subparts shall have the same meanings ascribed to them in the Mortgage and Security Agreement of even effective date which secures payment of this note). The terms "eligible Accounts Receivable" shall mean the Borrower's Accounts Receivable aged 90 days or less, but excluding therefrom any Account Receivable that comprises more than 50% of the total of all Accounts Receivable. Based upon the values so determined for eligible Accounts Receivable and Inventory, the outstanding principal balance of this note shall not exceed:

     (a). Eighty percent (80%) of the fair market value of the eligible Accounts Receivable; plus

     (b). Fifty percent (50%) of the fair market value of the Inventory that is considered readily salable (but in no event for purposes of this calculation shall the Inventory be valued in excess of $1,000,000); or

     (c). One million three hundred thousand dollars ($1,300,000.00);

whichever shall be the lesser sum.

A borrowing base certificate executed by the Borrower's chief financial officer in form and content satisfactory to the Lender shall be provided to the Lender no less frequently than monthly. In the event the eligible Accounts Receivable and/or Inventory decline in value and the loan-to-value percentages set forth above are exceeded, then and under such circumstances the Borrower shall, within 5 days from written notice from the Lender to the Borrower, reduce the outstanding principal balance by the sum necessary to attain, and thereafter maintain, the loan-to-value percentages set forth above.

GOVERNMENTAL IMPOSITIONS:   In the event state documentary stamp taxes,
intangible taxes or other governmental impositions in excess of those required to be paid upon the full amount of this revolving note or any documents evidencing a lien to secure this revolving note are deemed to be owed to any governmental authority, the Borrower agrees to pay the same and hold the Lender harmless from and against any and all of the costs involved in paying the additional taxes and any penalties or interest required to be paid thereon. If the Lender is required to pay the same, the Borrower agrees to immediately repay the Lender upon demand the full amount

                                                                   Exhibit 10.44

paid by the Lender to any governmental authority as additional taxes, penalties, costs and/or interest. Any sum so paid by the Lender under this paragraph shall be added to the principal indebtedness owed under this note and shall accrue interest at the highest lawful rate until paid.

PAYMENTS: Principal and interest are payable as follows:

     (a). Interest only shall be payable in monthly installments commencing October 1, 1997, and continuing on the same day of each month thereafter; and

     (b). Unless the term of this note is extended as provided in subparagraph
(c) below, the entire unpaid principal balance and all accrued and unpaid interest shall be due and payable in full on October 1, 1999.

     (c). Commencing on or about October 1, 1998 and continuing on or about October 1 of each year thereafter during the term of this note or any extension thereof, the Lender shall conduct an annual review of the Borrower's overall financial condition and economic performance, its compliance with the terms, covenants, and obligations of this note and the instruments that secure payment of this note, and such other matters as the Lender, in its sole discretion, shall consider pertinent to its review and analysis of the loan evidenced by this note. If the Lender in its sole discretion is satisfied with the results of its review, it shall notify the Borrower in writing of its approval within 10 days after October 1 of each year this note remains outstanding, and the term of this note shall then be extended for an additional period of two years from October 1 of each year the Lender favorably approves the annual review. In the event the Lender does not elect in its sole discretion to extend the term of this note after any annual review as provided above, it shall notify the Borrower in writing of its decision within 10 days after October 1 of the year in which its decision not to extend the term of this note is made. Notices from the Lender to the Borrower shall be given in writing and delivered personally or sent by United States Certified Mail to the then current address of the Borrower as set forth in the Lender's records.

APPLICATION OF PAYMENTS: The Borrower has established a controlled disbursement account with the Lender, and all advances, payments, and repayments hereunder will be made in accordance with the terms and conditions of said controlled disbursement account.

PLACE OF PAYMENT: All payments required to be made under this note and any instrument securing this note will be made at 100 East New York Avenue, DeLand, Florida 32724, or at such other place that Lender may designate in writing.

INTEREST RATE AFTER MATURITY: After the maturity of this note, whether by acceleration or in due course, all unpaid principal will bear interest at the then highest lawful rate.

                                                                   Exhibit 10.44

MAXIMUM INTEREST: The total amount or rate of interest payable under this note in any one year, or for any other period of time for which interest rates are required to be calculated for the purpose of determining compliance with any applicable laws governing the maximum amount or rate of interest that may be charged or collected under this note, will not exceed that highest amount or rate of interest that is legally permitted. In the event that interest in excess of the highest lawful amount is paid or collected for any such period of time, the amount of such excess, upon discovery of same, will be applied on the unpaid principal balance of this note as of the time of such overpayment or collection or, if required by law, will be refunded, and the interest will be recomputed so as not to exceed the highest lawful rate.

LATE CHARGE: If all or any portion of any payment of principal or interest due under this note is not received by the Lender within ten (10) days following its due date, a late charge equal to five percent (5%) of the overdue amount will become immediately due and payable without notice.

DEFAULT: If any monetary obligation under this note or any instrument securing payment of this note is not paid within 10 days after it is due, this note will mature and all principal and accrued interest remaining unpaid will become immediately due and payable, at the option of Lender, after written notice of default to any obligor. If any non-monetary duty or obligation under this note or any instrument securing this note is not performed or completed and a condition of default exists as a result thereof which remains uncured after 30 days notice (or such longer cure period as the Lender may in its reasonable discretion grant if the non-monetary condition of default is not, with the exercise of utmost due diligence, completely correctable within said 30 days) to any obligor under this note to cure the same, this note will mature and all principal and accrued interest remaining unpaid will become immediately due and payable without further notice, at the option of Lender. Failure to exercise the option to accelerate will not constitute a waiver of the right to exercise the same in the event of any subsequent default. Notice required from the Lender to any obligor concerning any non-monetary default under this note or any instrument securing this note shall be sufficient if delivered directly, sent by United States Certified Mail with return receipt requested, or sent by express receipted courier service to the last known address of the obligor as shown on the records of the Lender.

SECURITY; CROSS-DEFAULT: This note is secured by a mortgage and security agreement, and a collateral assignment of rents and leases. All instruments securing this note are cross-defaulted with one another and with this note. At the option of Lender, a default under any such instrument will constitute a default under this note and vice versa.

RIGHT OF PREPAYMENT: Prepayment of the principal amount of this note or any unpaid principal balance may be made in full or in part at any time without penalty. All unpaid accrued interest must be paid simultaneously as a condition to such right of prepayment.

                                                                   Exhibit 10.44

ENFORCEMENT AND COLLECTION EXPENSES. All persons obligated under this note in any capacity shall pay or reimburse the Lender for all costs, professional fees, and expenses, including attorney's fees, reasonably incurred by Lender, whether or not legal action is instituted, with respect to collection of the indebtedness secured hereby, the enforcement of Lender's rights hereunder, or incurred by the Lender in any proceeding in which the Lender is made a party or participant, including but not limited to such fees, expenses, and costs incurred in any phase of litigation in the trial court or on appeal, and all matters and appearances connected with any trial, retrial, hearing, rehearing, appeal, mediation, arbitration, condemnation proceeding, bankruptcy case, bankruptcy proceeding or matter, administrative proceeding, criminal or civil forfeiture, lien enforcement or foreclosure proceedings. All of such costs, fees and expenses shall be secured by the lien of all instruments securing payment of this note, shall bear interest at the maximum rate set forth in this note, and, at the option of the Lender, shall be payable upon demand.

JOINT AND SEVERAL LIABILITY: All persons liable on this note as makers, endorsers, guarantors, or in any capacity are jointly and severally liable for all obligations represented by or arising under this note and all instruments, if any, securing payment of this note.

WAIVERS: Each person obligated under this note in any capacity waives presentment, demand, protest, notice of protest, dishonor, notice of maturity and notice of non-payment on maturity.

DELIVERY:  This note is made and delivered in Volusia County, Florida.

FINANCIAL STATEMENTS: The term "GAAP" shall mean generally accepted accounting principles applied on a consistent basis throughout the periods involved. The Borrower, and each Guarantor whose assets form any part of the Collateral that secures payment of this note, agree to furnish periodic updated financial statements in such form or detail as reasonably required by Lender without expense to the Lender, as follows:

     (a). Monthly:    Within 30 days after the end of each calendar month, the
Borrower shall provide the Lender with a complete and accurate listing and summary aging report of all accounts receivable, an inventory report in summary form coinciding in substance with the Borrower's internally prepared consolidated financial statements as of the last day of the month then ended, and a monthly borrowing base certificate; and

     (b). Quarterly: Within 45 days after the close of each fiscal quarter, the Borrower shall provide the Lender with a true copy of the Borrower's Form 10-QSB Report (or Form 10-Q, if applicable) as filed with the Securities and Exchange Commission, or in the event the Borrower is not required to file such Report or the information described below is not included therein, such comparable consolidated

                                                                   Exhibit 10.44

financial statements of the Borrower and its subsidiaries (including the Guarantors) including a complete and accurate listing and summary aging report of all accounts receivable, an inventory report in summary form coinciding in substance with the Borrower's internally prepared financial statements as of the last day of the quarter then ended, and financial statements of the Borrower consisting of balance sheets and operating statements and a listing of all contingent liabilities of the Borrower for the period involved and such other statements as Lender may reasonably request. The quarterly financial information required hereby may be unaudited and need not include all information and disclosures required by GAAP; however, such information will reflect all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of the Borrower's management, necessary for a fair presentation of the consolidated financial position and results from operations of the Borrower and its subsidiaries for such quarterly periods. All of such interim financial statements shall be taken from the books and records of the Borrower, and certified by the chief financial officer of the Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower and its subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods covered thereby. At the time of furnishing such financial statements, the Borrower shall furnish the Lender with a certificate from the President or chief financial officer of the Borrower stating that he has reviewed the requirements of this note and the affairs of the Borrower and that to the best of his knowledge and belief he is unaware of the occurrence of an event which constitutes a default hereunder or which would constitute such a default with the giving of notice or the lapse of time or both, and if so, stating the facts with respect thereto.

     (c). Annual: Within 90 days after the close of each fiscal year, the Borrower shall furnish the Lender with a true copy of the Borrower's Form 10-KSB Annual Report (or Form 10-K, if applicable) as filed with the Securities and Exchange Commission, but in the event the Borrower is not required to file such Annual Report, such comparable audited consolidated financial statements of the Borrower and its subsidiaries (including the Guarantors) audited by certified public accountants acceptable to the Lender and certified as fairly presenting in all material respects the consolidated financial position of the Borrower and its subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods covered thereby, in accordance with GAAP. In addition, the Borrower shall provide all internal notes and back-up documentation relating to the consolidation of the financial statements of the Borrower and its subsidiaries, including the Guarantors. At the time of furnishing said financial statements, the Borrower shall furnish Lender with a certificate from the President and the chief financial officer of the Borrower stating that they have reviewed the requirements of this note and the affairs of the Borrower and that to the best of their knowledge and belief they are unaware of the occurrence of an event which constitutes a default hereunder or which would constitute such a default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto.

                                                                   Exhibit 10.44

     (d). Inventory Audit: If requested by the Lender and upon reasonable advance notice, the Borrower shall make its books, records, and inventory available to the Lender (or its designee) for inspection and audit at the Lender's sole cost and expense. Any such audit shall be conducted without undue disruption of Borrower's business operations, and not more frequently than annually.

In the event the documents described in this paragraph are not provided to the Lender within the time provided herein, for a period beginning 10 days after written notice of such default and ending upon the curing of said noticed default, the interest rate provided in this note may (at the Lender's option without accelerating the balance due) increase to a rate equal to 3% above the Lender's base rate of interest. The base rate is not necessarily the lowest rate charged by the Lender. The base rate is the fluctuating rate of interest established by the Lender from time to time as an index or rate which may or may not at any time be the best or lowest rate charged by the Lender on any loan. Any interest rate based on a fluctuating index or base rate will change each time and as of the date that the index or base rate changes.

AFFIRMATIVE COVENANTS OF BORROWER: The Borrower covenants and agrees that from the date hereof, and during any extension of the term hereof, until payment in full of all principal and interest due under this note, unless the Lender shall otherwise consent in writing, the Borrower shall:

     (a). Conduct its business in the ordinary course and in substantially the same manner and in substantially the same areas as such business is now and heretofore has been carried on and conducted; and

     (b). Comply fully with all applicable statutes, laws and regulations, maintain the corporate existence of the Borrower and each subsidiary, if any, and shall maintain, preserve and keep its properties and assets in good repair, working order and condition (reasonable wear and tear, excepted), making all needed replacements, additions, improvements and renewals thereto as are reasonably required to carry on its business; and

     (c). Maintain the following financial covenants in accordance with the definitions set forth below:

          (i). Debt to tangible net worth: The ratio of total liabilities (less debt subordinated to the Lender) to tangible net worth (plus debt subordinated to the Lender) which shall not exceed 3.10 to 1.00 during fiscal year 1998; 2.70 to 1.00 during fiscal year 1999; and 2.40 to 1.00 during fiscal year 2000 and thereafter. "Tangible net worth" is defined as total assets minus total liabilities minus any intangible assets as defined by GAAP, such as, but not limited to, the book value of any patents, trademarks, trade-names, copyrights, non-compete agreements, franchises, or experimental expenses or goodwill or other amounts representing the excess of the purchase price of assets or stock over the value assigned to them on the books of the Borrower.

                                                                   Exhibit 10.44

          (ii). Consolidated working capital: "Consolidated working capital" is defined as current assets minus current liabilities, and must equal or exceed $750,000 during fiscal year 1998, equal or exceed $1,000,000 during fiscal year 1999, and equal or exceed $1,250,000 during fiscal year 2000 and thereafter. "Current assets" is defined as the amount at which all of the current assets of the Borrower (and its subsidiaries, including the Guarantors) would be properly classified as current assets shown on a consolidated balance sheet at such date in accordance with GAAP. "Current liabilities" is defined as the amount at which all of the current liabilities of the Borrower (and its subsidiaries, including the Guarantors) would be properly classified as current liabilities on a consolidated balance sheet at such date in accordance with GAAP.

          (iii). Current ratio: Maintain at all times a current ratio ("current ratio" being defined as the quotient of current assets divided by current liabilities) of 1.25 to 1.00; and

          (iv). Fixed charge coverage: "Fixed charge coverage" is defined as a fraction in which the numerator is the sum of the net income of the Borrower and its subsidiaries, including the Guarantors, (after provision for federal and state taxes) at the close of the Borrower's fiscal year, plus the interest, lease, and rental expenses of Borrower for said period, plus the sum of non-cash expenses or allowances for such period (including amortization or write-down of intangible assets, the net addition or net decrease in the loan loss reserves for customer accounts, depreciation, depletion, and deferred taxes and expenses) and the denominator is the sum of the current portion of the long term debt of the Borrower and its subsidiaries, including the Guarantors, as of the applicable date, plus the interest, lease, and rental expenses for the said period preceding the applicable date. The fixed charge coverage must be maintained at not less than 1.30 at all times during the term of this note or any extension thereof; and

          (v). Dividends and withdrawals: Dividends and withdrawals are allowable to the extent they do not result in the violation of the financial covenants of this note; and

          (vi). Additional debt: The Borrower shall not create, incur, assume or suffer to exist any debt or obligation for money borrowed, or guarantee, or endorse, or otherwise be or become contingently liable in connection with the obligations of any person (including, without limitation, any subsidiary or Guarantor) in excess of $50,000.00 annually, without the written consent of the Lender. Any purchases of equipment that create a purchase money security interest are exempt from this covenant.

CONTINUING DEPOSITOR RELATIONSHIP: The interest rate charged by the Lender in this note is predicated upon a total continuing depositor relationship with the Borrower, satisfactory to the Lender, during the term of this note.

                                                                   Exhibit 10.44

NUMBER AND GENDER: Whenever the singular number is used in this note, the same shall include the plural, and vice versa, and the neuter gender shall include both the masculine and feminine genders.

SIGNED, SEALED, AND DELIVERED at Daytona Beach, Volusia County, Florida as of the date and year first above written.

LA-MAN CORPORATION


By: /s/ J. William Brandner
   -------------------------------------
J. William Brandner, Its President

Documentary Stamps Have Been Affixed To The Original Mortgage And Cancelled.

                              CORPORATE GUARANTY
                              ------------------

     In consideration of the extension of credit evidenced by the foregoing note, the undersigned jointly and severally hereby absolutely, irrevocably and unconditionally guarantee payment of all principal and interest under the note to the Lender. The liability of the undersigned shall not be partially or wholly released by reason of any extension of time for payment, renewal, modification, delay, waiver, surrender or release of the note, addition or release of co-makers, endorsers, guarantors, or sureties, institution of any suit, or the obtaining of any judgment against any party primarily or secondarily liable on the note; and the undersigned expressly waives demand, protest, notice of acceptance of this guaranty and notice of actions taken pursuant hereto. The undersigned agree to be bound by all of the terms and covenants of the note, including but not limited to all rights and remedies of the Lender. In case of default in payment of the note, legal action may be taken by the Lender against any one or more of the undersigned corporations regardless of whether such action has been commenced against the maker. In any such action, any party obligated under the note in any capacity may be joined as a party defendant at the option of the Lender.

Dated as of August 1, 1997.

Don Bell Industries, Inc.                   Don Bell Industries of Nevada, Inc.


By: /s/ J. William Brandner                 By: /s/ J. William Brandner
   ------------------------------------        ---------------------------------
J. William Brandner, Its Vice President     J. William Brandner, Its Vice
as Corporate Guarantor                      President as Corporate Guarantor

                                                                   Exhibit 10.44

Nevada SEMCO, Inc.                           J. M. Stewart, Corporation


By: /s/ J. William Brandner                  By: /s/ J. William Brandner
   ------------------------------------      ---------------------------------
J. William Brandner, Its Vice President      J. William Brandner, Its Vice
as Corporate Guarantor                       President as Corporate Guarantor


J. M. Stewart Industries, Inc.               Certified Maintenance Service, Inc.


By: /s/ J. William Brandner                  By: /s/ J. William Brandner
   ------------------------------------      ---------------------------------
J. William Brandner, Its Vice President      J. William Brandner, Its Vice
as Corporate Guarantor                       President as Corporate Guarantor


Vision Trust Marketing, Inc.


By: /s/ J. William Brandner
   ------------------------------------
J. William Brandner, Its President
as Corporate Guarantor